UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

Frederick County Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 000-50407

Maryland	20-0049496
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 North Market Street, Frederick, Maryland 21701

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (301) 620-1400

N/A

Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Compensatory Arrangements of Certain Officers

On July 23, 2012, the Board of Directors of Frederick County Bancorp, Inc. (the “Company”) appointed Ellis R. Barber to fill a newly created seat on the Board of Directors. Mr. Barber will also serve as a member of the Board of Directors of Frederick County Bank (the “Bank”). To the knowledge of the Company, there is no arrangement or understanding between Mr. Barber and any other person pursuant to which he was selected as a director.

Mr. Barber is expected to be appointed to the audit committee of the Board of Directors of the Company.

Mr. Barber has lived in Frederick County since 1978. Graduating from Damascus High School in 1973, he then entered a four year MECA (Metropolitan Electrical Contractors Association) apprenticeship program. Between 1971 and 1982 he worked for a number of construction-related companies where he gained broad experience in contracting. Mr. Barber subsequently started Cindell Construction in 1983. Cindell is a commercial contractor specializing in metal framing, heavy gauge framing, drywall, acoustical ceilings and carpentry work. In 1998 he created another business, CCS, Inc. specializing in commercial maintenance.

Mr. Barber is currently active in a number of professional associations. He is a member of both ABC (Associated Builders and Contractors) and AWCI (Association of Wall and Ceiling Industry). An active community volunteer, Mr. Barber serves on the advisory board of Frederick Memorial Hospital. Mr. Barber resides in Middletown with his wife Cindy and they enjoy spending time with their two children and their families.

Mr. Barber and his related interests have loans in the aggregate of $4.20 million that have been made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with unaffiliated parties. These extensions of credit have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. All related party transactions relationships must be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.

Other than eligibility for fees (including grants of awards under the Company’s 2011 Stock Incentive Plan) for service as a member of the Company and Bank Boards of Directors, as described in the Company’s proxy materials (and as subject to periodic adjustment), Mr. Barber is not a party to any material plan, contract or arrangement entered into or materially amended in connection with his appointment to the Board of Directors of the Company.

Item 7.01 Regulation FD Disclosure

On July 27, 2012, the Company announced the appointment of Ellis R. Barber to the board of directors. For further information, reference is made to the Registrant's press release, dated July 27, 2012, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release dated July 27, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREDERICK COUNTY BANCORP, (Registrant)

By:	/s/ William R. Talley, Jr
William R. Talley, Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Accounting Officer)

Dated: July 27, 2012